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As filed with the Securities and Exchange Commission on January 31, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHIRON CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2754621 (I.R.S. Employer Identification No.)

4560 Horton St., Emeryville, California 94608
(510) 655-8730
(Address of Principal Executive Offices, including
area code and telephone number) (Zip Code)

CHIRON 1991 STOCK OPTION PLAN
(Full title of the plan)

WILLIAM G. GREEN, ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
CHIRON CORPORATION
4560 Horton Street, Emeryville, California 94608
(Name and address, including zip code, of agent for service)

(510) 655-8730
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value (1991 Stock Option Plan)	13,000,000(1)	$41.8650(2)	$544,245,000(2)	$50,070.54

(1)
This registration statement shall also cover any additional shares of Common Stock which become issuable under the Chiron 1991 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.
(2)
Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on January 30, 2002, as reported by the NASDAQ National Market System.

        This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

Also relates to Registration File Nos. 33-35182, 33-20181, 2-90595, 33-44477, 33-65024, 33-65177, 333-10419, 333-28257 and 333-43424 pursuant to Rule 429 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the registration statement on Form S-8 (File No. 33-44477), filed by Chiron Corporation (the "registrant") with the Securities and Exchange Commission on December 12, 1991, are hereby incorporated by reference herein.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        William G. Green, who has provided an opinion to the registrant on the validity of the securities being registered which is Exhibit 5 to this registration statement, is Senior Vice President, General Counsel and Secretary of the registrant.

ITEM 8.    EXHIBITS.

Exhibit Number	Exhibit
5	Opinion of William G. Green.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of William G. Green is contained in Exhibit 5.
24	Power of Attorney. Reference is made to pages II-2 through II-3 of this registration statement.
99.1	Chiron 1991 Stock Option Plan, as amended and restated.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 31st day of January, 2002.

CHIRON CORPORATION
By:	/s/ SEÁN P. LANCE Name: Seán P. Lance Title: President; Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Seán P. Lance and James R. Sulat, and each of them, the lawful attorneys and agents or attorney and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ SEÁN P. LANCE Seán P. Lance	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 31, 2002
/s/ JAMES R. SULAT James R. Sulat	Vice President, Chief Financial Officer (Principal Financial Officer)	January 31, 2002
/s/ DAVID V. SMITH David V. Smith	Vice President (Principal Accounting Officer)	January 31, 2002
/s/ RAYMUND BREU Raymund Breu	Director	January 31, 2002

/s/ VAUGHN D. BRYSON Vaughn D. Bryson	Director	January 31, 2002
/s/ LEWIS W. COLEMAN Lewis W. Coleman	Director	January 31, 2002
/s/ PIERRE E. DOUAZE Pierre E. Douaze	Director	January 31, 2002
/s/ PAUL L. HERRLING Paul L. Herrling	Director	January 31, 2002
/s/ EDWARD E. PENHOET Edward E. Penhoet	Director	January 31, 2002
/s/ WILLIAM J. RUTTER William J. Rutter	Director	January 31, 2002
/s/ JACK W. SCHULER Jack W. Schuler	Director	January 31, 2002
/s/ PIETER J. STRIJKERT Pieter J. Strijkert	Director	January 31, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
FORM S-8

UNDER THE
SECURITIES ACT OF 1933

CHIRON CORPORATION

EXHIBIT INDEX

Exhibit Number	Exhibits
5	Opinion of William G. Green.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of William G. Green is contained in Exhibit 5.
24	Power of Attorney. Reference is made to pages II-2 through II-3 of this registration statement.
99.1	Chiron 1991 Stock Option Plan, as amended and restated.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX